Exhibit 99.1

Janus Henderson Group plc Reports Second Quarter 2019  Diluted EPS of US$0.56,

or US$0.61 on an  Adjusted Basis

•	Strong investment performance, with 72% and 80% of assets under management (‘AUM’) outperforming relevant benchmarks on a 3 and 5 year basis, respectively, as at 30 June 2019
•	Second quarter net income of US$109.4 million and adjusted net income of US$119.7 million
•	AUM of US$359.8 billion, up 1% compared to the prior quarter, reflecting positive markets partially offset by net outflows of US$9.8 billion
•	Completed US$75 million of share buybacks during the second quarter; US$94 million remains authorised for buybacks in 2019
•	Board declared quarterly dividend of US$0.36 per share

LONDON — 31 July 2019 — Janus Henderson Group plc (NYSE/ASX: JHG;  ‘JHG’,  ‘the Group’) published its second quarter 2019 results for the period ended 30 June 2019.

Second quarter 2019  net income attributable to JHG was US$109.4 million compared to US$94.1 million in the first quarter 2019 and US$140.6 million in the second quarter 2018.  Adjusted net income attributable to JHG, adjusted for one-time,  acquisition and transaction related costs, of US$119.7 million increased 9% compared to US$110.0 million in the first quarter 2019 and declined 20% compared to US$149.9 million in the second quarter 2018.

Second quarter 2019  diluted earnings per share was US$0.56 compared to US$0.48 in the first quarter 2019 and US$0.70 in the second quarter 2018.  Adjusted diluted earnings per share of US$0.61 increased 9%  compared to US$0.56 in the first quarter 2019 and declined 18% versus US$0.74 in the second quarter 2018.

Dick Weil, Chief Executive Officer of Janus Henderson Group plc, stated:

“Our investment performance and financial results in the second quarter and over longer periods are strong; however, the net flow result remains challenging.

“Overall, we are seeing improving trends across many areas of our business, but the current concentration of outflows is masking much of this progress.

“We remain committed to the strategic agenda we have laid out, which is to provide dependable excellence and deliver on our promises to our clients, shareholders and employees.”

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RESULTS FOR ANNOUNCEMENT TO THE MARKET

These results for announcement to the market include the interim information required to be provided to the Australian Securities Exchange (ASX) under Listing Rule 4.2A and Appendix 4D.

SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Group presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (‘US GAAP’ or ‘GAAP’). However, in the opinion of Management, the profitability of the Group and its ongoing operations is best evaluated using additional non-GAAP financial measures on an adjusted basis. See adjusted statements of income reconciliation for additional information.

	Six months ended
	30 Jun	30 Jun
	2019	2018	% change
GAAP basis:
Revenue	1,055.2	1,180.1	(11)%
Operating expenses	812.2	828.6	(2)%
Operating income	243.0	351.5	(31)%
Operating margin	23.0%	29.8%	(6.8)	ppt
Net income attributable to JHG	203.5	305.8	(33)%
Diluted earnings per share	1.03	1.51	(32)%

Adjusted basis:
Revenue	851.8	948.1	(10)%
Operating expenses	556.4	567.9	(2)%
Operating income	295.4	380.2	(22)%
Operating margin	34.7%	40.1%	(5.4)	ppt
Net income attributable to JHG	229.7	293.5	(22)%
Diluted earnings per share	1.17	1.45	(20)%

	Three months ended
	30 Jun	31 Mar	30 Jun
	2019	2019	2018
GAAP basis:
Revenue	535.9	519.3	592.4
Operating expenses	417.4	394.8	417.1
Operating income	118.5	124.5	175.3
Operating margin	22.1%	24.0%	29.6%
Net income attributable to JHG	109.4	94.1	140.6
Diluted earnings per share	0.56	0.48	0.70

Adjusted basis:
Revenue	434.4	417.4	477.7
Operating expenses	282.4	274.0	286.3
Operating income	152.0	143.4	191.4
Operating margin	35.0%	34.4%	40.1%
Net income attributable to JHG	119.7	110.0	149.9
Diluted earnings per share	0.61	0.56	0.74

First half 2019 adjusted revenue of US$851.8 million decreased from the first half 2018 result of US$948.1 million, primarily due to lower management fees associated with lower average AUM in the first half 2019, in addition to a decline in performance fees. First half 2019 adjusted operating income of US$295.4 million declined from US$380.2 million in the first half 2018, driven by lower revenue partially offset by lower operating expenses.

Second quarter 2019  adjusted revenue of US$434.4 million improved from the first quarter 2019 result of US$417.4 million primarily due to higher average AUM and improved performance fees.  Second quarter 2019 adjusted operating income of US$152.0 million improved from US$143.4 million in the first quarter 2019, with higher adjusted revenue slightly offset by higher operating expenses.

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DIVIDEND AND SHARE BUYBACK

On 30 July 2019, the Board declared a second quarter dividend in respect of the three months ended 30 June 2019 of US$0.36 per share. Shareholders on the register on the record date of 12 August 2019 will be paid the dividend on 28 August 2019.  Janus Henderson does not offer a dividend reinvestment plan.

As part of the US$200 million on-market buyback programme approved by the Board in February, JHG purchased approximately 3.5 million of its ordinary shares on the NYSE and its CHESS Depositary Interests (CDIs) on the ASX in the second quarter,  for a total outlay of US$75 million.

Net tangible assets per share

US$	30 Jun 2019	30 Jun 2018
Net tangible assets / (liabilities) per ordinary share	1.53	1.18

Net tangible assets are defined by the ASX as being total assets less intangible assets less total liabilities ranking ahead of, or equally with, claims of ordinary shares.

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AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-USD denominated AUM is translated into USD. Redemptions include impact of client switches. The reclassification in the fourth quarter 2018 reflects an operational reclassification of an existing client’s funds.

Total Group comparative AUM and flows

	Three months ended
	30 Jun	31 Mar	30 Jun
	2019	2019	2018
Opening AUM	357.3	328.5	371.9
Sales	15.6	15.6	17.1
Redemptions	(25.4)	(23.0)	(19.8)
Net sales / (redemptions)	(9.8)	(7.4)	(2.7)
Market / FX	12.3	36.2	0.9
Closing AUM	359.8	357.3	370.1

Quarterly AUM and flows by capability

		Fixed	Quantitative
	Equities	Income	Equities	Multi-Asset	Alternatives	Total
AUM 30 Jun 2018	193.3	76.5	50.1	32.6	17.6	370.1
Sales	6.8	6.0	1.3	2.2	1.4	17.7
Redemptions	(9.9)	(7.6)	(1.3)	(1.3)	(1.9)	(22.0)
Net sales / (redemptions)	(3.1)	(1.6)	(0.0)	0.9	(0.5)	(4.3)
Market / FX	9.0	(0.4)	2.8	1.1	(0.2)	12.3
AUM 30 Sep 2018	199.2	74.5	52.9	34.6	16.9	378.1
Sales	8.6	4.7	0.3	2.3	0.7	16.6
Redemptions	(12.7)	(6.0)	(1.4)	(2.0)	(2.9)	(25.0)
Net sales / (redemptions)	(4.1)	(1.3)	(1.1)	0.3	(2.2)	(8.4)
Market / FX	(29.2)	(1.3)	(7.5)	(2.5)	(0.7)	(41.2)
Reclassification	1.7	0.5	—	(2.2)	—	—
AUM 31 Dec 2018	167.6	72.4	44.3	30.2	14.0	328.5
Sales	6.9	4.9	0.7	2.2	0.9	15.6
Redemptions	(9.8)	(7.7)	(1.7)	(1.5)	(2.3)	(23.0)
Net sales / (redemptions)	(2.9)	(2.8)	(1.0)	0.7	(1.4)	(7.4)
Market / FX	24.1	2.9	6.3	2.5	0.4	36.2
AUM 31 Mar 2019	188.8	72.5	49.6	33.4	13.0	357.3
Sales	6.9	5.5	0.2	2.1	0.9	15.6
Redemptions	(12.9)	(5.2)	(4.3)	(1.5)	(1.5)	(25.4)
Net sales / (redemptions)	(6.0)	0.3	(4.1)	0.6	(0.6)	(9.8)
Market / FX	8.5	0.7	2.1	1.1	(0.1)	12.3
AUM 30 Jun 2019	191.3	73.5	47.6	35.1	12.3	359.8

Average AUM

	Three months ended
	30 Jun	31 Mar	30 Jun
	2019	2019	2018
Equities	190.5	182.8	191.0
Fixed Income	72.0	73.3	77.9
Quantitative Equities	48.4	48.3	50.0
Multi-Asset	34.2	32.1	31.9
Alternatives	12.6	13.5	18.3
Total	357.7	350.0	369.1

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INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (at 30 June 2019)

Capability	1 year	3 years	5 years
Equities	73%	74%	83%
Fixed Income	61%	90%	89%
Quantitative Equities	32%	11%	39%
Multi-Asset	90%	91%	92%
Alternatives	39%	100%	100%
Total	66%	72%	80%

Note: Outperformance is measured based on composite performance gross of fees vs primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees vs zero for absolute return strategies, (2) fund net of fees vs primary index or (3) fund net of fees vs Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETFs, Managed CDOs, Private Equity funds and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Excluded assets represent 4% of AUM as at 30 June 2019. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (at 30 June 2019)

Capability	1 year	3 years	5 years
Equities	85%	70%	88%
Fixed Income	50%	50%	51%
Quantitative Equities	61%	3%	51%
Multi-Asset	87%	87%	88%
Alternatives	32%	58%	58%
Total	78%	68%	81%

Note: Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes.  The top two Morningstar quartiles represent funds in the top half of their category based on total return. On an asset-weighted basis, 74% of total mutual fund AUM was in the top 2 Morningstar quartiles for the 10‑year period ended 30 June 2019. For the 1‑,  3‑,  5‑ and 10‑year periods ending 30 June 2019, 62%, 52%, 62% and 62% of the 205, 199, 182 and 147 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on ‘primary’ share class (Class I Shares, Institutional Shares or share class with longest history for US Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by JHG. © 2019 Morningstar, Inc. All Rights Reserved.

THIRD QUARTER 2019 RESULTS

Janus Henderson intends to publish its third quarter 2019 results on 30 October 2019.

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SECOND QUARTER 2019 RESULTS BRIEFING INFORMATION

Chief Executive Officer Dick Weil and Chief Financial Officer Roger Thompson will present these results on 31 July 2019  on a conference call and webcast to be held at 8am EDT, 1pm BST, 10pm AEST.

Those wishing to participate should call:

United Kingdom	0800 358 6377 (toll free)
US & Canada	800 239 9838 (toll free)
Australia	1 800 573 793 (toll free)
All other countries	+1 323 794 2551 (this is not a toll free number)
Conference ID	9749827

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (www.janushenderson.com/IR).

About Janus Henderson

Janus Henderson Group (JHG) is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies.

Janus Henderson has approximately US$360 billion in assets under management (at 30 June 2019), more than 2,000 employees, and offices in 28 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX).

Investor enquiries:	Media enquiries:
John Groneman	North America:
Global Head of Investor Relations	Taylor Smith
+44 (0) 20 7818 2106	+1 303 336 5031
john.groneman@janushenderson.com	taylor.smith@janushenderson.com

Jim Kurtz	EMEA:
US Investor Relations Manager +1 (303) 336 4529	Sally Todd +44 (0) 20 7818 2244
jim.kurtz@janushenderson.com	sally.todd@janushenderson.com

Melanie Horton	United Kingdom: FTI Consulting
Non-US Investor Relations Manager +44 (0) 20 7818 2905	Tom Blackwell + 44 (0) 20 3727 1051
melanie.horton@janushenderson.com	tom.blackwell@FTIConsulting.com

Or	Asia Pacific: Honner
Jessica Effeney
Investor Relations	+ 61 2 8248 3745
investor.relations@janushenderson.com	jessica@honner.com.au

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FINANCIAL DISCLOSURES

Period ending 30 June 2018 reflects the reclassification of certain revenue amounts from ‘Other revenue’ to ‘Shareowner servicing fees’.

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions, except per share data or as noted)	2019	2019	2018
Revenue:
Management fees	446.4	441.9	493.5
Performance fees	3.5	(5.6)	13.5
Shareowner servicing fees	38.3	35.9	38.7
Other revenue	47.7	47.1	46.7
Total revenue	535.9	519.3	592.4

Operating expenses:
Employee compensation and benefits	146.5	145.0	151.0
Long-term incentive plans	49.2	48.4	55.2
Distribution expenses	101.5	101.9	114.7
Investment administration	11.1	11.8	11.7
Marketing	8.1	7.5	9.5
General, administrative and occupancy	67.7	65.2	59.2
Depreciation and amortisation	33.3	15.0	15.8
Total operating expenses	417.4	394.8	417.1

Operating income	118.5	124.5	175.3

Interest expense	(4.2)	(4.1)	(3.9)
Investment gains (losses), net	4.8	13.3	(16.6)
Other non-operating income (expenses), net	28.5	(3.9)	13.9
Income before taxes	147.6	129.8	168.7
Income tax provision	(35.3)	(29.9)	(38.2)
Net income	112.3	99.9	130.5
Net loss (income) attributable to noncontrolling interests	(2.9)	(5.8)	10.1
Net income attributable to JHG	109.4	94.1	140.6
Less: allocation of earnings to participating stock-based awards	(3.2)	(2.4)	(3.8)
Net income attributable to JHG common shareholders	106.2	91.7	136.8

Basic weighted-average shares outstanding (in millions)	190.2	191.8	195.8
Diluted weighted-average shares outstanding (in millions)	190.7	192.5	196.6

Diluted earnings per share (in US$)	0.56	0.48	0.70

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Adjusted statements of income (unaudited)

The following are reconciliations of US GAAP basis revenues, operating income, net income attributable to JHG and diluted earnings per share to adjusted revenues, adjusted operating income, adjusted net income attributable to JHG and adjusted diluted earnings per share.

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions, except per share data or as noted)	2019	2019	2018
Reconciliation of revenue to adjusted revenue
Revenue	535.9	519.3	592.4
Distribution expenses[1]	(101.5)	(101.9)	(114.7)
Adjusted revenue	434.4	417.4	477.7

Reconciliation of operating income to adjusted operating income
Operating income	118.5	124.5	175.3
Employee compensation and benefits[2,3]	3.1	4.3	6.0
Long-term incentive plans[2]	(0.2)	(0.2)	0.7
Investment administration[2]	—	—	0.7
Marketing[2]	—	—	(0.2)
General, administration and occupancy[2,3]	5.3	7.4	1.5
Depreciation and amortisation[2,4]	25.3	7.4	7.4
Adjusted operating income	152.0	143.4	191.4

Operating margin	22.1%	24.0%	29.6
Adjusted operating margin	35.0%	34.4%	40.1

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	109.4	94.1	140.6
Employee compensation and benefits[2,3]	3.1	4.3	6.0
Long-term incentive plans[2]	(0.2)	(0.2)	0.7
Investment administration[2]	—	—	0.7
Marketing[2]	—	—	(0.2)
General, administration and occupancy[2,3]	5.3	7.4	1.5
Depreciation and amortisation[2,4]	25.3	7.4	7.4
Interest expense[3]	1.0	0.9	0.7
Investment gains (losses), net[2]	1.0	—	—
Other non-operating income (expenses), net[3]	(22.6)	0.4	(4.0)
Income tax provision[5]	(2.6)	(4.3)	(3.5)
Adjusted net income attributable to JHG	119.7	110.0	149.9
Less: allocation of earnings to participating stock-based awards	(3.5)	(2.8)	(4.1)
Adjusted net income attributable to JHG common shareholders	116.2	107.2	145.8

Weighted-average diluted common shares outstanding – diluted (two class) (in millions)	190.7	192.5	196.6
Diluted earnings per share (two class) (in US$)	0.56	0.48	0.70
Adjusted diluted earnings per share (two class) (in US$)	0.61	0.56	0.74

[1]

Substantially all distribution expenses are paid to financial intermediaries for the distribution of JHG’s investment products. JHG management believes that the deduction of third-party distribution, service and advisory expenses from revenue in the computation of net revenue reflects the nature of these expenses, as these costs are passed through to external parties that perform functions on behalf of, and distribute, the Group’s managed AUM.

[2]

Adjustments primarily represent integration costs in relation to the Merger, including severance costs, legal costs and consulting fees. JHG management believes these costs do not represent the ongoing operations of the Group.

[3]

2019 adjustments primarily represent contingent consideration adjustments associated with acquisitions prior to the Merger and increased debt expense as a consequence of the fair value uplift on debt due to acquisition accounting. Adjustments for the three months ended 30 June 2018 primarily represent fair value movements on options issued to Dai-ichi in addition to contingent consideration costs associated with acquisitions prior to the merger. JHG management believes these costs do not represent the ongoing operations of the Group.

[4]

Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from

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the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. The three months ended 30 June 2019 also include a US$18 million impairment of certain mutual fund contracts. JHG management believes these non-cash and acquisition-related costs do not represent the ongoing operations of the Group.

[5]	The tax impact of the adjustments is calculated based on the US or foreign statutory tax rate as they relate to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Condensed consolidated balance sheets (unaudited)

	30 Jun	31 Dec
(in US$ millions)	2019	2018
Assets:
Cash and cash equivalents	707.0	880.4
Investment securities	246.8	291.8
Property, equipment and software, net	72.6	69.5
Intangible assets and goodwill, net	4,567.1	4,601.3
Assets of consolidated variable interest entities	340.0	323.9
Other assets	926.6	745.0
Total assets	6,860.1	6,911.9

Liabilities, redeemable noncontrolling interests and equity:
Debt	317.7	319.1
Deferred tax liabilities, net	727.6	729.9
Liabilities of consolidated variable interest entities	4.8	6.5
Other liabilities	835.9	859.5
Redeemable noncontrolling interests	153.6	136.1
Total equity	4,820.5	4,860.8
Total liabilities, redeemable noncontrolling interests and equity	6,860.1	6,911.9

Condensed consolidated statements of cash flows (unaudited)

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions)	2019	2019	2018
Cash provided by (used for):
Operating activities	117.7	(34.7)	119.2
Investing activities	(39.8)	51.3	44.4
Financing activities	(77.2)	(198.3)	(98.4)
Effect of exchange rate changes	(9.6)	5.0	(26.8)
Net change during period	(8.9)	(176.7)	38.4

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STATUTORY DISCLOSURES

Associates and joint ventures

At 30 June 2019,  the Group holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

•	Long Tail Alpha LLC. Ownership 20%

Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations and cash flows of JHG in accordance with US GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10‑Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson Group’s Annual Report on Form 10‑K for the year ended 31 December 2018, on file with the SEC (Commission file no. 001‑38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

Corporate governance principles and recommendations

In the opinion of the Directors, the financial records of the Group have been properly maintained, and the Condensed Consolidated Financial Statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Group. This opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

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FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus Henderson Group’s  Annual Report on Form 10‑K for the fiscal year ended 31 December  2018, on file with the Securities and Exchange Commission (Commission file no. 001‑38103), including those that appear under headings such as ‘Risk Factors’ and ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’. Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as at the date on which such statements were made. Janus Henderson Group assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realised.

Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Mutual funds in the US are distributed by Janus Henderson Distributors.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money.

Janus Henderson, Janus, Henderson, Intech, Alphagen and Knowledge. Shared are trademarks of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.

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